SCHEDULE II
                    INFORMATION WITH RESPECT TO
          TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
            SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-SPS TECHNOLOGIES

GIASL
                    3/26/96            1,000            54.1750

GAMCO INVESTORS, INC.
                    4/15/96            3,000-           58.0000
                    4/15/96            1,500-           58.0417
                    4/12/96           16,500-             *DO
                    4/10/96              500-           57.0000
                    4/09/96            1,040-           56.7500
                    4/09/96            1,300-           56.8940
                    4/08/96              250-           56.8750
                    3/29/96              500-           55.1250
                    3/21/96              440-           54.1250



















(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL
    OWNERSHIP.





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